Exhibit 107

Calculation of Filing Fee Tables

           S-1

(Form Type)

TEN Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee		Proposed	Proposed
			Calculation		Maximum	Maximum
		Security	or Carry		Offering	Aggregate		Amount of
	Security	Class	Forward	Amount	Price Per	Offering		Registration
	Type	Title	Rule	Registered	Unit	Price(1)	Fee Rate	Fee
	Equity	Common stock, par value $0.0001 per share(2)	Rule 457(a)	2,500,000	$6.00	$15,000,000	0.00015310	$2,296.5
	Equity	Representative’s warrants(3)	Rule 457(g)	–	–	–	–	–
Fees to Be Paid		Common stock underlying the representative’s warrants	Rule 457(a)	125,000	$7.20	$900,000	0.00015310	$137.79
	Equity	Common stock, par value $0.0001 per share(4)	Rule 457(a)	4,400,000	$6.00	$26,400,000	0.00015310	$4,041.84
	Total Offering Amounts					$42,300,000		$6,476.13
	Total Fees Previously Paid							$6,841.28
	Total Fee Offsets							$0
	Net Fee Due							$0

(1)	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional shares of common stock that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)

The Registrant will issue to the representative of the several underwriters warrants to purchase a number of shares of common stock equal to an aggregate of 5.0% of the shares of common stock sold in the offering. The exercise price of the representative’s warrants is equal to 120.0% of the offering price of the common stock offered hereby. The representative’s warrants are exercisable six months after the closing of this offering for a term of five years from the commencement of sales of this offering.

In accordance with Rule 457(g) under the Securities Act, because the Registrant’s shares of common stock underlying the representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(4)	Represents shares of common stock registered for resale on this registration statement by the selling stockholders named in this registration statement or their permitted transferees.